Exhibit 10.3

AMENDMENT TO STEREOTAXIS, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN

This Amendment (this “Plan Amendment”) to Stereotaxis, Inc. 2009 Employee Stock Purchase Plan (the “ESPP”), is made effective as of February 18, 2015.

1. Section 4(c) of the ESPP is hereby deleted in its entirety and the following is substituted therefor:

(c) By enrolling in the Plan, each participant will be deemed to have authorized the establishment of an account in his or her name at the Company’s designated transfer agent at the time of such enrollment, which firm shall serve as custodial agent for the purpose of holding shares purchased under the Plan. The account will be governed by, and subject to, the terms and conditions of a written agreement between the Company and such firm.

2. Except as otherwise provided in this Plan Amendment, capitalized terms used in this Amendment shall have the same meaning ascribed to them in the ESPP.

3. Except as specifically modified by this Plan Amendment, all terms and conditions of the ESPP shall continue in full force and effect.

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The foregoing Plan Amendment was approved and adopted by the Compensation Committee of the Board of Directors of Stereotaxis, Inc. on February 27, 2015.

/s/ Karen W. Duros

Secretary